Exhibit 10.F

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SOUTHERN NATURAL GAS COMPANY, L.L.C.

A DELAWARE LIMITED LIABILITY COMPANY

PREAMBLE

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Southern Natural Gas Company, L.L.C. (the “Company”) is entered into effective as of the 14th day of February, 2012, by El Paso Pipeline Partners Operating Company, L.L.C. (the “Member”).

WHEREAS, the Company was formed as a limited liability company under the Act (as hereinafter defined) pursuant to the filing of the Certificate of Formation (as hereinafter defined) on August 1, 2011, and the execution of that certain Agreement of Limited Liability Company dated as of August 1, 2011, by EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company and EPPP SNG GP Holdings, L.L.C. (the “Original Agreement”);

WHEREAS, on August 1, 2011, EPPP CIG GP Holdings, L.L.C. distributed its membership interest in the Company to the Member;

WHEREAS, on August 1, 2011, EPPP SNG GP Holdings, L.L.C. merged into the Member and a First Amended and Restated Limited Liability Company (“First A&R LLC Agreement”) was entered into; and

NOW, THEREFORE, the Member desires that the First A&R LLC Agreement be amended and restated in its entirety, and that the Company continue on the terms set forth in this Agreement.

ARTICLE I

DEFINITIONS AND TERMS

SECTION 1.01. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for the purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del C. §§ 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Agreement” means this Limited Liability Company Agreement, as the same may be amended from time to time.

“Capital Contribution” means a capital contribution made by the Member pursuant to Section 3.01 or 3.02.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on August, 2011, to form the Company pursuant to the Act, as originally executed by Stacy J. James (as an authorized person within the meaning of the Act) and as amended, modified, supplemented or restated from time to time, as the context requires.

“Committee Member” shall have the meaning given such term in Section 6.02.

“Company” means the limited liability company formed pursuant to this Agreement.

“Distributable Cash” means cash (in U.S. dollars) of the Company that the Member determines is available for distribution.

“Interest” means the ownership interest in the Company at any time, including the right of the Member to any and all benefits to which the Member may be entitled as provided in this Agreement, together with the obligations of the Member to comply with all the terms and provisions of this Agreement.

“Management Committee” means the committee comprised of the individuals designated by the Members in accordance with Section 6.01 and all other individuals designated by the Members to serve as a representative on such committee in accordance with Article VI; and references in this Agreement to the Management Committee shall refer to such individuals collectively in their capacity as representatives on such committee.

“Member” refers to the Member set forth in Exhibit A hereto and any other member or members admitted to the Company in accordance with this Agreement or any amendment or restatement hereof.

“Person” has the meaning set forth in the Act.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II

FORMATION

SECTION 2.01. Name. The name of the Company shall be as set forth in the Preamble hereof. All business of the Company shall be conducted under such name and title to all property, real, personal, or mixed, owned by or leased to the Company shall be held in such name. Notwithstanding the preceding sentence, the Member may change the name of the Company or adopt such trade or fictitious names as it may determine.

SECTION 2.02. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in the Office of the Secretary of State of Delaware (the “Effective Date”). The term of the Company shall continue until terminated as provided in Article VIII hereof.

SECTION 2.03. Principal Place of Business. The principal place of business of the Company shall be located at 1001 Louisiana, Houston, Texas 77002. The Member may establish other offices at other locations.

SECTION 2.04. Agent for Service of Process. The Corporation Trust Company shall be the registered agent of the Company upon whom process against it may be served. The address of such agent within the State of Delaware is: Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

SECTION 2.05. Purposes of the Company. The Company has been organized to engage in any lawful act or activity for which a Delaware limited liability company may be formed.

ARTICLE III

CAPITAL CONTRIBUTIONS

SECTION 3.01. Capital Contribution. The Member may contribute cash or other property to the Company as it shall decide, from time to time. The initial contribution shall be one thousand dollars ($1,000), payable immediately.

SECTION 3.02. Additional Capital Contributions. If at any time the Member shall determine that additional funds or property are necessary or desirable to meet the obligations or needs of the Company, the Member may make additional Capital Contributions.

SECTION 3.03. Limitation on Liability. The liability of the Member shall be limited to its Interest in the Company, and the Member shall not have any personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company, except as set forth in the Act.

SECTION 3.04. Withdrawal of Capital; Interest. The Member may not withdraw capital or receive any distributions, except as specifically provided herein. No interest shall be paid by the Company on any Capital Contributions.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.01. Distributions. Except as otherwise provided in the Act, all Distributable Cash of the Company shall be distributed to the Member, or distributions in kind may be made to the Member at such times as the Member shall determine.

ARTICLE V

BOOKS AND RECORDS

SECTION 5.01. Books and Records. The Member shall keep or cause to be kept complete and accurate books of account and records that shall reflect all transactions and other matters and include all documents and other materials with respect to the Company’s business that are usually entered into and maintained by Persons engaged in similar businesses. All Company financial statements shall be accurate in all material respects, shall fairly present the financial position of the Company and the results of its operations and Distributable Cash and transactions in its reserve accounts, and shall be prepared in accordance with generally accepted accounting principles, subject, in the case of quarterly statements, to year-end adjustments. The books of the Company shall at all times be maintained at the principal office of the Company or at such other location as the Member decides.

ARTICLE VI

MANAGEMENT OF THE COMPANY

SECTION 6.01. Management by Management Committee. The business and affairs of the Company shall be fully vested in, and managed by, a Management Committee (the “Management Committee”) and subject to the discretion of the Management Committee, officers elected pursuant to Section 6.12. The Management Committee and officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise provided in this Agreement, the authority and functions of the Management Committee, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The officers shall be vested with such powers and duties as are set forth in Section 6.12 and as are specified by the Committee. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Management Committee, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the officers who shall be agents of the Company.

SECTION 6.02. Number, Qualification, Tenure. The number of members constituting the Management Committee shall be no less than two (each a “Committee Member” and, collectively, the “Committee Members”), and may be fixed from time to time pursuant to a resolution adopted by the Committee Members. A Committee

Member need not be a Member. Each Committee Member shall be elected or approved by the Member at an annual meeting of the Member and shall serve as a Committee Member of the Company for a term of one year (or their earlier death or removal from office) or until their successors are elected and qualified. The initial Committee Members of the Company shall be Norman G. Holmes, Daniel B. Martin, Bryan W. Neskora and James C. Yardley.

SECTION 6.03. Regular Meetings. Regular meetings of the Management Committee shall be held at such time and place as shall be designated from time to time by resolution of the Management Committee. Notice of such regular meetings shall not be required.

SECTION 6.04. Special Meetings. A special meeting of the Management Committee may be called at any time at the request of the President or any two Committee Members.

SECTION 6.05. Notice. Written notice of all special meetings of the Management Committee must be given to all Committee Members at least one business day prior to any special meeting of the Management Committee.

All notices and other communications to be given to Committee Members shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Committee Member shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Management Committee need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein.

Attendance of a Committee Member at a meeting shall constitute waiver of notice of such meeting, except where such Committee Member attends the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully called or convened. A meeting may be held at any time without notice if all the Committee Members are present or if those not present waive notice of the meeting either before or after such meeting.

SECTION 6.05. Action by Consent of Management Committee. To the extent permitted by applicable law, the Management Committee, or any committee of the Management Committee, may act without a meeting so long as all Committee Members or committee shall have executed a written consent with respect to any action taken in lieu of a meeting.

SECTION 6.06. Conference Telephone Meetings. Committee Members or members of any committee of the Management Committee may participate in a meeting of the Management Committee or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 6.07. Quorum. A majority of all Committee Members, present in person or participating in accordance with Section 6.06, shall constitute a quorum for the transaction of business, but if at any meeting of the Management Committee there shall be less than a quorum present, a majority of the Committee Members present may adjourn the meeting from time to time without further notice. Except as otherwise required by applicable law, all decisions of the Management Committee, or any committee of the Management Committee, shall require the affirmative vote of a majority of all Committee Members, or any committee of the Management Committee, respectively. The Committee Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Committee Members to leave less than a quorum.

SECTION 6.08. Vacancies; Increases in the Number of Committee Members. Vacancies and newly created positions resulting from any increase in the number of Committee Members shall be filled by the Member in its sole discretion. Any Committee Member so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

SECTION 6.09. Committees. Unless the Management Committee otherwise provides, each committee designated by the Management Committee may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Management Committee or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects such committee shall conduct its business in the same manner as the Management Committee conducts its business. Nothing herein shall be deemed to prevent the Management Committee from appointing one or more committees consisting in whole or in part of persons who are not Committee Members; provided, however, that no such committee shall have or may exercise any authority of the Management Committee.

SECTION 6.10. Removal. Any Committee Member or the entire Management Committee may be removed at any time, with or without cause, by the Member.

SECTION 6.11 Compensation of Committee Members. Except as expressly provided in any written agreement between the Company and a Committee Member or by resolution of the Management Committee, no Committee Member shall receive any compensation from the Company for services provided to the Company in its capacity as a Committee Member, except that each Committee Member shall be compensated for attendance at Management Committee meetings at rates of compensation as from time to time established by the Board or a committee thereof; provided, however, that Committee Members who are also employees of the Company or any affiliate thereof shall receive no compensation for their services as Committee Members or committee members. In addition, the Committee Members who are not employees of the Company or any affiliate thereof shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in connection with attending meetings of the Management Committee or committees thereof.

SECTION 6.12. Officers. Such of the following officers shall be elected as the Management Committee deems necessary or appropriate: a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers with such titles and powers and/or duties as the Management Committee shall from time to time determine. Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions. Any officer so elected may resign at any time upon written notice to the Management Committee. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed, with or without cause, by the Management Committee. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election or appointment of any officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Management Committee.

(a) President. The President shall have general control of the business, affairs, operations and property of the Company, subject to the supervision of the Management Committee. He may sign or execute, in the name of the Company, all deeds, mortgages, bonds, contracts or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Management Committee to some other officer or agent of the Company. He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a company (as if the Company were a Delaware corporation) and such other duties as are assigned from time to time by the Management Committee.

(b) Vice Presidents. Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him, either generally or in specific instances, by the Management Committee or the President. Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the President at the request of, or in the absence or disability of, the President or otherwise as occasion may require in the administration of the business and affairs of the Company.

Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts or other instruments on behalf of the Company, except in cases where the signing or execution thereof shall have been expressly delegated by the Management Committee to some other officer or agent of the Company.

(c) Secretary. The Secretary shall keep the records of the Company, in books provided for the purpose; he shall be custodian of the seal or seals of the Company; he shall see that the seal is affixed to all documents requiring same, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a company (as if the Company were a Delaware corporation), and such other duties as from time to time may be assigned to him by the Management Committee or the President or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Company.

(d) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Management Committee; if required, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Management Committee may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Company and shall render to the Management Committee or the President, whenever requested, an account of the financial condition of the Company (as if the Company were a Delaware corporation); and, in general, he shall perform all the duties incident to the office of treasurer of a company, and such other duties as may be assigned to him by the Management Committee or the President or as may be provided by law.

(e) Controller. The Controller shall be the chief accounting officer of the Company. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Company; shall cause regular audits of the books and records of account of the Company and supervise the preparation of the Company’s financial statements; and, in general, he shall perform the duties incident to the office of controller of a company (as if the Company were a Delaware corporation) and such other duties as may be assigned to him by the Management Committee or the President or as may be provided by law. If no Controller is elected by the Management Committee, the Treasurer shall perform the duties of the office of controller.

(f) Tax Officer. The Tax Officer shall have the authority to sign or execute on behalf of this Company any federal, foreign, Indian, state or local tax return or report, claim for refund of taxes, extension of a statute of limitation, administrative tax appeals filings and any other document relating to this Company’s tax responsibilities.

ARTICLE VII

TRANSFERS OF COMPANY INTERESTS

SECTION 7.01. Transfers. The Member may, directly or indirectly, sell, assign,

transfer, pledge, hypothecate or otherwise dispose of all or any part of its Interest. Any Person acquiring the Member’s Interest shall be admitted to the Company as a substituted Member with no further action being required on the part of the Member.

ARTICLE VIII

DISSOLUTION AND TERMINATION

SECTION 8.01. Dissolution. The Company shall be dissolved and its business wound up upon the decision made at any time by the Member to dissolve the Company, or upon the occurrence of any event of dissolution under the Act.

SECTION 8.02. Liquidation. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Member shall wind up the affairs of the Company pursuant to this Agreement and in accordance with the Act, including, without limitation, Section 18-804 thereof.

SECTION 8.03. Distribution of Property. If in the discretion of the Member it becomes necessary to make a distribution of Company property in kind in connection with the liquidation of the Company, such property shall be transferred and conveyed to the Member subject to Section 18-804 of the Act.

ARTICLE IX

INDEMNIFICATION

SECTION 9.01. General. Except to the extent expressly prohibited by the Act, the Company shall indemnify each Person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such Person or such Person’s testator or intestate is or was a member or officer of the Company, against judgments, fines (including excise taxes assessed on a Person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therefrom; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Person establishes that his conduct did not meet the then applicable minimum statutory standards of conduct; and provided, further, that no such indemnification shall be required in connection with any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or such other disposition, which consent shall not be unreasonably withheld.

SECTION 9.02. Reimbursement. The Company shall advance or promptly reimburse, upon request, any Person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Person (in form and substance satisfactory to the Company) to repay such amount if such Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Person is entitled; provided that such Person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential conflicts of interest between or among such parties; and provided, further, that the Company shall only advance attorneys’ fees in respect of legal counsel approved by the Company, such approval not to be unreasonably withheld.

SECTION 9.03. Availability. The right to indemnification and advancement of expenses under this provision is intended to be retroactive and shall be available with respect to any action or proceeding which relates to events prior to the effective date of this provision.

SECTION 9.04. Indemnification Agreement. The Company is authorized to enter into agreements with any of its members or officers extending rights to indemnification and advancement of expenses to such Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Person pursuant to this provision.

SECTION 9.05. Enforceability. In case any provision in this Article IX shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provisions shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to provide indemnification and advancement of expenses to its members and officers, acting in such capacities, to the fullest extent permitted by law.

SECTION 9.06. No Amendments. No amendment or repeal of this provision shall apply to or have any effect on the indemnification of, or advancement of expenses to, the Member or any officer of the Company for, or with respect to, acts or omissions of such Member or officer occurring prior to such amendment or repeal.

SECTION 9.07. Not Exclusive. The foregoing shall not be exclusive of any other rights to which the Member or any officer may be entitled as a matter of law and shall not affect any rights to indemnification to which Company personnel other than the Member or officers may be entitled by contract or otherwise.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments and Consents. This Agreement may be modified or amended only by the Member.

SECTION 10.02. Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or the Member.

SECTION 10.03. Integration. This Agreement constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

SECTION 10.04. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

SECTION 10.05. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

SECTION 10.06. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement, which are valid.

SECTION 10.07. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to its conflict of law principles.

SECTION 10.08. Security. For purposes of providing for transfer of, perfection a security interest in, and other relevant matters related to, a membership interest in the Company, each membership interest in the Company shall be deemed to be a ‘security’ subject to the rules set forth in Chapters 8 and 9 of the Texas Uniform Commercial Code and any similar Uniform Commercial Code provision adopted by the States of New York or Delaware or any other relevant jurisdiction.

IN WITNESS WHEREOF, this Second Amended & Restated Limited Liability Company Agreement has been duly executed by El Paso Pipeline Partners Operating Company, L.L.C., effective as of the 14th day of February, 2012.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:	/s/ John J. Hopper
John J. Hopper
Vice President and Treasurer

Exhibit A

Percentage Interests

Percentage Interest
Member:

El Paso Pipeline Partners Operating Company, L.L.C. 1001 Louisiana Street Houston, Texas 77002	100%